Exhibit 99.1

XTI Aerospace Announces Proposed Public Offering

ENGLEWOOD, Colo., March 27, 2025 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA), (“XTI” or the “Company”), a pioneer in VTOL and powered-lift aircraft solutions, today announced that it intends to offer to sell shares of its common stock (and/or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) and warrants in an underwritten public offering. All of the shares of common stock (and/or Pre-Funded Warrants) and warrants are being offered by the Company. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering primarily for general working capital and general corporate purposes, and the full repayment of the Company’s outstanding secured promissory notes.

ThinkEquity is acting as the sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-279901), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2024, as amended on June 14, 2024, and declared effective on June 18, 2024. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying base prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, speeds of 345 mph and a range of 700 miles, creating an entirely new category – the vertical lift crossover airplane (VLCA). Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com and HangerXStudios.com (aviation innovation podcast), and follow the company on LinkedIn, Instagram, X, and YouTube.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements regarding the completion, timing and size of the offering and its anticipated use of net proceeds from the offering are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 16, 2024, and in subsequent reports filed with or furnished to the SEC.

Contacts:

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Crescendo Communications

Tel: +1 212-671-1020

Email: XTIA@crescendo-ir.com